EXHIBIT 4.1A







                   AMENDMENT NO. 2, DATED AS OF JUNE 24, 2004,


                                     TO THE


                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN


                                       OF


                           GENERAL COMMUNICATION, INC.

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                                 AMENDMENT NO. 2
                                     TO THE
                   AMENDED AND RESTATED 1986 STOCK OPTION PLAN
                                       OF
                           GENERAL COMMUNICATION, INC.


         THIS AMENDMENT is approved and adopted by General Communication, Inc. (the "Company") on this 24th day of June, 2004.

                                    RECITALS

         A. The Company maintains the Amended and Restated 1986 Stock Option Plan of General Communication, Inc. (the "Plan").

         B. Section 13(b) of the Plan states that "The Board of Directors from time to time may make such modifications or amendments to the Plan as it may deem advisable...";

         C. The Board now desires to amend the Plan.

                                    AMENDMENT

         NOW THEREFORE, the Board hereby amends the Plan as follows:

         1. Section 3 of the Plan hereby is amended to read in its entirety as follows:

            Section 3. Shares Covered by the Plan. The Stock to be offered under the Plan may be unissued shares as the Option Committee may from time to time determine. Subject to Section 10 of the Plan, the number of shares available and reserved for issue under the Plan will not exceed 13,200,000 shares of Stock. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options under the Plan. The maximum number of shares of Stock that may be issued under Options granted to any individual in a calendar year may not exceed 500,000.

         2. Any inconsistent provision of the Plan shall be read consistent with this amendment.
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         3. Except as amended above, the Company hereby affirms and readopts each and every other provision of the Plan.

         IN WITNESS WHEREOF, the undersigned, being duly authorized by the Board has approved this amendment as of the date first set forth above.

                                                 GENERAL COMMUNICATION, INC.


                                                 By: /s/ Ronald A. Duncan


                                                 Title:   President and CEO